Exhibit 10.2
AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
(ERNIE R. KRUEGER)
     THIS AMENDMENT TO AN AMENDED AND RESTATED EMPLOYMENT AGREEMENT is made and entered into as of the 28th day of January, 2010, by and between Mackinac Financial Corporation, a Michigan corporation which is a registered bank holding company (hereinafter referred to as the “Company”) and Ernie R. Krueger (hereinafter referred to as “Employee”).
     WHEREAS, the Company and Employee previously entered into an Amended and Restated Employment Agreement dated as of January 31, 2007 (“Employment Agreement”);
     WHEREAS, the Company has elected to participate in the Troubled Assets Relief Capital Purchase Program (“TARP”) established by the Emergency Economic Stabilization Act of 2008 (“EESA”) and amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”) in order to strengthen the capital position of the Company;
     WHEREAS, the Company and Employee amended the Employment Agreement on April 21, 2009 to comply with the ARRA Executive Compensation Standards and to limit the Company’s right to terminate Employee;
     WHEREAS, the employment period under the Employment Agreement will terminate on January 31, 2010; and
     WHEREAS, the Company and Employee wish to extend the employment period and to modify the Employee’s salary terms.
     NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	Section 2 of the Employment Agreement is hereby amended, effective as of February 1, 2010, to read as follows:
“2. Term of Employment. The employment of Employee shall be for the period commencing on February 1, 2010 and ending on January 31, 2012, subject to earlier termination or renewal as provided in this Agreement (the initial two-year employment period and any extensions thereof shall be the “Employment Period”). The Employment Period shall be automatically extended for subsequent two-year periods, subject to the terms of this Agreement, unless either party gives written notice to the other not to extend the Employment Period at least 90 days prior to the expiration of the then existing Employment Period.”

2.	Section 2(a) of the Employment Agreement is hereby amended to read as follows:
          “(a) salary of not less than $185,000 per year (to be reviewed annually by the Company Board), payable at the intervals at which other executive officers of the Company and Bank are paid;”
     3. Except as expressly amended herein, the Employment Agreement, as amended on April 21, 2009, remains unchanged and continues in full force and effect.
MACKINAC FINANCIAL CORPORATION

BY:	/s/ Paul D. Tobias	Date: 1/28/10

Name:	Paul D. Tobias

Its:	Chairman and Chief Executive Officer

EMPLOYEE

/s/ Ernie R. Krueger

Name:	Ernie R. Krueger	Date: 1/29/10